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                                                                    EXHIBIT 99.1

[GREY WOLF LOGO]
                           P R E S S   R E L E A S E

                              Contact:
                              David W. Wehlmann
                              Executive Vice President & Chief Financial Officer

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                                 AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS - MARCH 8, 2004, GREY WOLF, INC. ANNOUNCES SIGNING OF MERGER AGREEMENT TO ACQUIRE NEW PATRIOT DRILLING CORP.

Houston, Texas, March 8, 2004 -- Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), announced today the signing of a merger agreement to acquire all of the outstanding stock and stock equivalents of New Patriot Drilling Corp. ("Patriot") for $16.3 million in cash and 4,610,480 shares of Grey Wolf common stock. In addition, Grey Wolf will retire the outstanding debt of Patriot that is expected to be $13.7 million at closing. The cash consideration is subject to adjustment for changes in Patriot's working capital and outstanding debt at closing. Closing is subject to certain conditions being met and is expected to take place in April 2004.

Headquartered in Casper, Wyoming, Patriot owns 10 drilling rigs, eight are currently working and the remaining two are under contract and are expected to begin work in Wyoming in the next two months. Three of the rigs currently working are in Wyoming and five are in Colorado. Patriot's drilling rig fleet consists of three diesel electric rigs ranging in horsepower from 1,000 to 3,000 and seven mechanical rigs ranging in horsepower from 450 to 700. Patriot employs approximately 250 people.

"We will be extremely pleased to have Patriot's President and Chief Executive Officer, Kyle Swingle, and Bob Sanderson, Vice President, and their team join the Grey Wolf family and manage our Rocky Mountain division. They have many years of experience in the Rocky Mountain market and have done an excellent job in building Patriot," commented Tom Richards, Chairman, President and Chief Executive Officer of Grey Wolf. "We will consolidate the Rocky Mountain management and operations of both companies in Casper with a total of 14 rigs in the market. We believe the Rockies hold great potential for increased natural gas drilling, and with the closing of this transaction, we will operate a versatile fleet of rigs addressing a wide range of customers' needs."

Patriot is principally owned by Lime Rock Partners, a private equity firm specializing in making growth equity investments in the energy sector. Patriot was advised in the transaction by Parks Paton Hoepfl & Brown, an investment banking firm focused in the oilfield services industry.


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GREY WOLF, INC.
10370 Richmond Avenue   o   Suite 600   o   Houston, Texas 77042-4136
(713) 435-6100  -  Fax (713) 435-6170
www.gwdrilling.com


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                 GREY WOLF, INC. - PRESS RELEASE - MARCH 8, 2004

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations as to the closing of this transaction, the employment by us of Patriot's management and other employees, the expectation that two of Patriot's rigs will commence work in Wyoming within two months, the actual amount of cash we pay for Patriot, the number of rigs which we will own in the Rocky Mountain market and to our future plans for our operations in the Rocky Mountain market. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including whether closing of the Patriot acquisition occurs, whether two Patriot rigs commence work in Wyoming in the next two months, whether we are able to employ the management and employees of Patriot after the anticipated closing, whether we are able to successfully integrate Patriot's business with ours, and uninsured or under-insured casualty losses. Please refer to our Annual Report on Form 10-K for the year December 31, 2003 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama, South Texas, West Texas and Rocky Mountain regions with a current drilling rig fleet of 117 that will increase to 127 upon closing of this transaction.

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GREY WOLF, INC.
10370 Richmond Avenue   o   Suite 600   o   Houston, Texas 77042-4136
(713) 435-6100  -  Fax (713) 435-6170
www.gwdrilling.com